UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2022

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On June 27, 2022 and concurrent with the closing of the previously announced Acquisition (as defined below) pursuant to the Purchase Agreement (as defined below), HighPeak Energy, Inc. (the “Company”), as borrower, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto, the Existing Lenders (as defined in the Credit Agreement Amendment (as defined below)) and the New Lenders (as defined in the Credit Agreement Amendment) entered into that certain Fourth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which, upon effectiveness, will amend that certain Credit Agreement, dated as of December 17, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified by (i) that certain First Amendment to Credit Agreement, dated as of June 23, 2021, (ii) that certain Second Amendment to Credit Agreement, dated as of October 1, 2021, (iii) that certain Third Amendment to Credit Agreement, dated as of February 9, 2022 and (iv) the Credit Agreement Amendment, (the “Credit Agreement”)), among the Company, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto to, among other things, (i) increase (a) the Aggregate Elected Commitments (as defined in the Credit Agreement) to $400,000,000, (b) the Borrowing Base (as defined in the Credit Agreement) to $400,000,000 and (c) the Maximum Credit Amount (as defined in the Credit Agreement) to $1,500,000,000, (ii) increase the amount of excess cash that may be held to $75,000,000 and (iii) modify the affirmative hedging requirement.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

At the closing of the Acquisition, pursuant to the Purchase Agreement, the Company, Hannathon Petroleum, LLC (“Hannathon”) and the other parties thereto entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, and on the terms and subject to certain limitations set forth therein, the Company is obligated to use commercially reasonable efforts to cause the Resale Shelf (as defined in the Registration Rights Agreement) to become or be declared effective under the Securities and Exchange Act of 1934, as amended (the “Securities Act”).  The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.01         Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2022, the Company and HighPeak Energy Assets, LLC, a wholly owned subsidiary of the Company, entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April 26, 2022, with Hannathon and certain other third party private sellers set forth therein (the “Hannathon Parties”) to acquire various oil and gas properties contiguous to its Signal Peak operating area in Howard County, Texas (the “Acquisition”). On June 27, 2022, the Company completed the Acquisition, consisting of producing properties, undeveloped acreage, water system infrastructure and in-field fluid gathering pipelines (the “Hannathon Assets”).  The aggregate consideration for the Acquisition was a combined purchase price consisting of 3,522,117 shares of the Company’s common stock, par value $0.0001 per share, valued at closing at $97.2 million based on the Company’s share price as of the date of closing, $237.4 million in cash, which remains subject to final post-closing settlement between the Company and the Hannathon Parties, and estimated transaction costs of approximately $300,000.

The information set forth under Item 9.01(a) and Item 9.01(b) and related exhibits in this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release on June 30, 2022 announcing, among other things, that on June 27, 2022 it had entered into the Credit Agreement Amendment and consummated the Acquisition. A copy of the press release is included as Exhibit 99.4 hereto and incorporated by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.         Financial Statements and Exhibits.

(a)         Financial Statements of the Business Acquired.

The unaudited historical revenues and direct operating expenses of the Hannathon Assets for the three months ended March 31, 2022.

The audited historical consolidated statement of revenues and direct operating expenses of the Hannathon Assets for the years ended December 31, 2021 and 2020.

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(b)         Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of HighPeak Energy, Inc. as of March 31, 2022, prepared to give effect to the Acquisition as if it had been completed on March 31, 2022, and the unaudited pro forma condensed combined statement of operations of HighPeak Energy, Inc. for the three months ended March 31, 2022 and for the year ended December 31, 2021, prepared to give effect to the Acquisition as if it had been completed on January 1, 2021, and the notes related thereto are filed herewith as Exhibit 99.1 and incorporated by reference herein.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
2.1#	Purchase and Sale Agreement, dated as of April 26, 2022, by and among HighPeak Energy, Inc., HighPeak Energy Assets, LLC, Hannathon Petroleum, LLC and Other Sellers Party Hereto.

4.1#
Registration Rights Agreement dated as of June 27, 2022, by and among HighPeak Energy, Inc., Hannathon Petroleum, LLC, the parties listed as signatories hetero in their capacities as holders of Registrable Securities, and any Transferees thereof which hold Registrable Securities.

10.1*
Fourth Amendment To Credit Agreement, dated as of June 27, 2022, among HighPeak Energy, Inc., as Borrower, Fifth Third Bank, National Association, as administrative agent, and the Lenders party thereto.

23.1*	Consent of Whitley Penn, LLP, independent auditors with respect to the audit of the Hannathon Assets

99.1*
The unaudited pro forma condensed combined balance sheet of HighPeak Energy, Inc. as of March 31, 2022, prepared to give effect to the Acquisition as if it had been completed on March 31, 2022, and the unaudited pro forma condensed combined statement of operations of HighPeak Energy, Inc. for the three months ended March 31, 2022 and for the year ended December 31, 2021 prepared to give effect to the Acquisition as if it had been completed on January 1, 2021, and the notes related thereto.

99.2*	The unaudited historical statements of revenues and direct operating expenses of the Hannathon Assets for the three months ended March 31, 2022 and 2021.

99.3*	The audited historical statements of revenues and direct operating expenses of the Hannathon Assets for the years ended December 31, 2021 and 2020.

99.4*	Press Release dated June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

#	Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Purchase Agreement referenced in Exhibit 2.1 and Exhibit 4.1, respectively, above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the SEC upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Further, certain portions of these exhibits have been omitted and include a prominent statement on the first page that certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential as required by Item 601(b)(2)(ii) of Regulation S-K. Information that was omitted has been noted in the exhibit with a placeholder identified by the mark “[***]” to indicate where omissions have been made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: June 30, 2022
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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